UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2006

The Rowe Companies

(exact name of registrant as specified in its charter)

Nevada	1-10226	54-0458563
(State or other	(Commission	(IRS Employer
jurisdiction of)	File Number)	Identification No.)

1650 Tysons Blvd, Suite 710, McLean, Virginia 22102

(Address of principal executive offices Zip Code)

Registrant’s telephone number, including area code: 703-847-8670

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The following information is filed under Items 1.01 and 2.03 of Form 8-K:

As previously reported, on September 18, 2006, The Rowe Companies (the “Company”) and its two operating subsidiaries, Rowe Furniture, Inc. (“Rowe Furniture”) and Storehouse, Inc. (“Storehouse” and together with the Company and Rowe Furniture, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). On September 20, 2006, the Bankruptcy Court approved on an interim basis a $50 million Secured Super Priority Debtor-in-Possession Facility (“DIP Facility”) between the Debtors and General Electric Capital Corporation (“GE Capital”). The DIP Facility includes the payment or “roll up” of GE Capital’s pre-petition secured loans to the Debtors. The DIP Facility, among other things, requires the Debtors to conform to a budget and to conduct an auction for the sale or liquidation of Storehouse on or before October 4, 2006, subject to final approval by the Bankruptcy Court of such sale or liquidation. The DIP Facility also requires the sale of Rowe Furniture’s two manufacturing facilities located in Missouri by May 15, 2007, subject to approval of such sales by the Bankruptcy Court. A hearing with the Bankruptcy Court to approve the DIP Facility on a final basis will be held on October 13, 2006. A copy of the press release issued by the Company announcing the interim approval of the DIP Facility by the Bankruptcy Court and the approval of other first-day motions by the Bankruptcy Court is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities

Item 2.06 Material Impairments

The following information is filed under Items 2.05 and 2.06 of Form 8-K:

The Company has determined that it will close Rowe Furniture’s Missouri frame and upholstery manufacturing facilities and consolidate the operations of such closed facilities with those of Rowe Furniture’s Virginia frame and upholstery manufacturing facilities, for which the Company estimates, based on its current budget provided to GE Capital pursuant to the DIP Facility, that it may incur the following associated charges, all of which are expected to result in future cash expenditures:

Expense	Estimated Charge
Consolidation-Related:
Employment-related	$445,000
Inventory Transfer	250,000
Transition Travel Expenses	100,000
Other Potential Expenses	191,000

Total Consolidation-Related	$986,000

Carrying Costs for Closed Facilities:
Business Run-Off	$1,909,000
Building-related Costs	304,000

Total Carrying Costs	$2,213,000

Total Consolidation-Related and Carrying Costs	$3,199,000

The Company is currently unable to estimate the amount of additional charges, if any, it might incur in connection with the closing and consolidation of the Missouri manufacturing facilities.

The Company had on its consolidated balance sheet goodwill with a carrying value of approximately $13.2 million as of May 28, 2006, which was created upon the Company’s acquisition of Storehouse and reflects the value of future shipments from Rowe Furniture to Storehouse. As a result of the expected disposition of Storehouse required by the DIP Facility, the Company expects to recognize a non-cash, goodwill impairment charge in the third quarter of fiscal 2006 of $13.2 million.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 21, 2006, the Company received written notice from the American Stock Exchange (“AMEX”), on which the Company’s common stock is listed, that the Company does not meet one of AMEX’s continued listing standards. Specifically, the Company was notified that it is not compliance with Section 1003(a)(iv) of the AMEX Company Guide because, based on the Company’s voluntary commencement of Chapter 11 proceedings, the Company has sustained losses which are so substantial in relation to its overall operations, or its financial condition has become so impaired that it appears questionable, in the opinion of AMEX, as to whether the Company will be able to continue operations and/or meet its obligations as they mature. The notification states that in order to maintain its AMEX listing, the Company must submit a plan by October 23, 2006 advising AMEX of the action the Company has taken, or will take, to comply with Section 1003(a)(iv) by the earliest possible date. The Company has not yet determined how it will respond to the notification. A press release announcing the Company’s receipt of the notification is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

When used in this Current Report on Form 8-K and in other filings with the Securities and Exchange Commission, in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions, as well as the use of future dates, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: the ability of the Company, Rowe Furniture and Storehouse to continue as a going concern; the ability of the Company, Rowe Furniture and Storehouse to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the ability of the Company, Rowe Furniture and Storehouse to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by them from time to time, including, without limitation, their ability to obtain the final approval by the Bankruptcy Court of the DIP Facility; the ability of the Company, Rowe Furniture and Storehouse to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; the ability of the Company to sell Storehouse on acceptable terms; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company, Rowe Furniture and Storehouse to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company, Rowe Furniture and Storehouse to obtain and maintain normal terms with vendors, suppliers and service providers and their ability to maintain contracts that are critical to their operations; the potential adverse impact of the Chapter 11 proceedings on the liquidity or results of operations of the Company and its subsidiaries; the ability of the Company, Rowe Furniture and Storehouse to operate pursuant to the terms of their financing facilities (particularly the financial covenants); the possibility that the actual amounts of the charges incurred by the Company in connection with the closing and consolidation of Rowe Furniture’s Missouri manufacturing facilities will be materially different from the estimated amounts included in this report; the ability of the Company, Rowe Furniture and Storehouse to attract, motivate and/or retain key executives and associates and to attract and retain customers; economic conditions; labor costs; financing availability and costs; changes from anticipated levels of sales, whether due to future national or regional economic and competitive conditions, customer acceptance of existing and new products, or otherwise; pending or future litigation; pricing pressures due to excess capacity; raw material cost increases; transportation cost increases; the inability of a major customer to meet its obligations; loss of significant customers in connection with a merger, acquisition, redisposition, bankruptcy or otherwise; actions of current or new competitors; increased advertising costs associated with promotional efforts; change of tax rates; change of interest rates; future business decisions and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. Additional risks are described in the Company’s previous annual and quarterly filings with the Securities and Exchange Commission. These and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the various pre-petition liabilities of the Company, Rowe Furniture and Storehouse, and the Company’s common stock and other equity securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated September 21, 2006

99.2	Press release dated September 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ROWE COMPANIES
Registrant

Date:	September 26, 2006	/s/ Garry W. Angle
Garry W. Angle
Vice President-Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 21, 2006

99.2	Press release dated September 26, 2006

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